Exhibit 32.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Twin Hospitality Group Inc., that, to his or her knowledge, the Quarterly Report of Twin Hospitality Group Inc. on Form 10-Q for the period ended September 28, 2025 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

Date: November 12, 2025	By	/s/ Kim A. Boerema
Kim A. Boerema
Chief Executive Officer
(Principal Executive Officer)

Date: November 12, 2025	By	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer
(Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Twin Hospitality Group Inc. and will be retained by Twin Hospitality Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.